Exhibit 10.14

THIRD AMENDMENT AND WAIVER dated as of June 11, 2007 (this “Amendment”) to the Credit Agreement dated as of December 22, 2003 (as amended by the First Amendment dated as of February 1, 2006, as amended by the Second Amendment dated as of April 26, 2007 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BLACKSTONE GROUP HOLDINGS L.P. (the “Borrower”), the Lenders from time to time parties thereto and JPMORGAN CHASE BANK, N.A. (as successor to JPMorgan Chase Bank), as administrative agent for such Lenders (in such capacity, the “Administrative Agent”).

WHEREAS the Borrower has requested that the Lenders (a) waive compliance with the provisions of the Loan Documents to the extent necessary to permit the initial public offering (the “IPO”) of the shares of common stock of the Blackstone Group L.P. (the “Issuer”) as more fully described in the Amendment No. 4 to the Form S-1 filed on June 11, 2007 by the Issuer with the SEC, (b) waive any inaccuracies in the representations and warranties set forth in Article III of the Credit Agreement to the extent that such inaccuracies result from the consummation of the IPO, (c) waive compliance with paragraphs (a) through (e) of Section 5.04, (d) waive compliance with Section 5.10 of Article V and Article VI of the Credit Agreement and (e) waive compliance with any provision of the Loan Documents to the extent such provision requires the existence of the Borrowing Base, in each case, through (and including) the Waiver Termination Date (as defined below). The waivers described to in this recital are referred to as the “IPO Waivers”.

WHEREAS the Borrower has requested that the Lenders increase the aggregate Commitments to $1,350,000,000.

WHEREAS the Borrower has requested that the Guarantors be released from their obligations under the Loan Documents.

WHEREAS Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and Blackstone Holdings V L.P. (collectively, the “New Guarantors”) have agreed to, jointly and severally, guarantee payment of the Loan Document Obligations.

WHEREAS the Borrower has requested that the Waiver Termination Date be the date that is 180 days following the consummation of the IPO.

WHEREAS the Borrower, each of the Lenders and the Administrative Agent have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement and waive compliance with certain provisions of the Credit Agreement, all as set forth herein.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Each capitalized term used but not defined herein shall have the meaning assigned to it in the Credit Agreement (as amended hereby).

SECTION 2. Amendment to the Credit Agreement. Effective as of the Third Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) the definitions of “Audited Guarantor Entity” and “Guarantor” in Section 1.01 of the Credit Agreement are deleted in their entirety and each reference in the Loan Documents to such terms (other than the references in Sections 3.05 and 3.08(b) of the Credit Agreement, which shall be deleted) is replaced with a reference to the “New Guarantors”.

(b) the definitions in Section 1.01 of the Credit Agreement of the terms set forth below are amended to read in their entirety as follows:

“Extended Loan Parties” means the Borrower and the New Guarantors.

(c) Section 1.01 of the Credit Agreement is amended to add definitions of the following terms in appropriate alphabetical order:

“New Guarantors” means Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P., Blackstone Holdings V L.P. and any other Person that is required to execute or executes a Supplement to the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement pursuant to Section 4(c) of the Third Amendment and Waiver.

“New Guarantors’ Partners’ Capital” shall mean, at any time, the combined consolidated partners’ capital of the New Guarantors, determined in accordance with GAAP.

“IPO” means the initial public offering of the shares of common stock of Blackstone Group L.P.

“Recourse Indebtedness” means, of any Person, Indebtedness (other than Indebtedness which is non-recourse to such Person) for borrowed money of such Person which appears on a balance sheet of such Person in accordance with GAAP.

“Reorganization Date” means the date on which the corporate reorganization of the Blackstone companies will be consummated preceding the IPO.

“Third Amendment and Waiver” means the Third Amendment and Waiver dated as of June 11, 2007 to this Agreement.

“Third Amendment Effective Date” means the first date on which the conditions to effectiveness of the Third Amendment and Waiver were satisfied in accordance with the terms thereof.

“Waiver Termination Date” means the date that is 180 days following the consummation of the IPO.

(d) Section 1.01 of the Credit Agreement is amended by adding the following at the end of the definition of “Applicable Rate”:

Notwithstanding the foregoing, the Applicable Rate shall be determined in accordance with Category 2 for the period from the Reorganization Date to the Waiver Termination Date.

(e) Section 1.01 of the Credit Agreement is amended by deleting the amount “$20,000,000” from the definition of “Material Indebtedness” and substituting therefor the amount “$100,000,000”.

(f) Schedule 2.01 to the Credit Agreement is amended to read in its entirety as set forth on Exhibit A hereto.

(g) Section 3.06 of the Credit Agreement is amended by deleting the date “December 31, 2002” and substituting therefor the words “the Reorganization Date”.

(h) Section 3.11 of the Credit Agreement is amended by deleting the phrase “which are subject to Section 6.02”.

(i) Section 5.07 of the Credit Agreement is amended by adding at the end thereof the phrase “; in each case subject to applicable confidentiality agreements”.

(j) Article VII of the Credit Agreement is amended by deleting from paragraph (i) the amount “$20,000,000” and substituting therefore the amount “$100,000,000”.

(k) Article VII of the Credit Agreement is amended by adding the following paragraph (m):

(m) On or prior to the Waiver Termination Date, the Commitments shall not have been terminated and the Loans and other amounts outstanding hereunder shall not have been paid in full.

(l) Section 9.02(b) of the Credit Agreement is amended by deleting the word “or” before clause (v) and inserting the following at the end of the first proviso:

“or (v) amend or otherwise modify, or waive an Event of Default under paragraph (m) of Article VII without the written consent of each Lender;”

SECTION 3. Release of Guarantors. Effective as of the Reorganization Date, the Lenders agree that each of the entities set forth on Exhibit B hereto is hereby released from its obligations as a Guarantor under the Loan Documents.

SECTION 4. Waiver of Certain Provisions; Interim Covenants.

(a) Effective as of the Third Amendment Effective Date, the Lenders agree to the IPO Waivers.

(b) Within five Business Days after consummation of the IPO or 15 Business Days after the Third Amendment Effective Date, whichever occurs first, the Borrower shall repay outstanding Loans, and shall reduce the aggregate Commitments, so that after giving effect to such repayment and reduction the aggregate principal amount of Loans and the aggregate Commitments shall not exceed $1,000,000,000.

(c) From and after the Third Amendment Effective Date, the Borrower shall not permit the total combined Recourse Indebtedness of the New Guarantors to exceed 100% of the total combined New Guarantors Partners’ Capital at any time.

(d) Not later than November 30, 2007, the Borrower shall deliver to the Administrative Agent the unaudited consolidated balance sheet and consolidated statements of income and cash flows of Blackstone Group L.P. showing the financial condition of Blackstone Group L.P. and its consolidated subsidiaries as of the close of the fiscal quarter ending on September 30, 2007 and the results of its and its consolidated subsidiaries’ operations during such fiscal quarter and the then elapsed portion of the fiscal year (to the extent available), all certified by a financial officer of Blackstone Group L.P. as fairly presenting the financial condition and results of operations of Blackstone Group L.P. on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(e) During the period (from and including) the Third Amendment Effective Date through (and including) the Waiver Termination Date, the Borrower will cause, within 10 Business Days after the organization of any newly created holding company which has substantially the same function as the New Guarantors such newly created holding company to enter into the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement, in each case to the extent entering into such agreement would not result in a material adverse tax or legal consequences to such newly created holding company or its affiliates.

(f) Each of the agreements, covenants and conditions set forth in paragraphs (b), (c), (d) and (e) above will be deemed to be an agreement, covenant or condition of or applicable to the Borrower under the Credit Agreement, and any failure by the Borrower to observe or perform any such agreement, covenant or condition will give rise to an Event of Default under paragraph (d) of Article VII of the Credit Agreement.

(g) The amendments and waivers set forth in Sections 2, 4, 5 and 6 of this Amendment will automatically expire and be of no force or effect, with the same effect as if such amendments had never been made or such waivers had never been granted, and without the necessity of any action by the Administrative Agent or any Lender, on the Waiver Termination Date, except that, notwithstanding the foregoing, the New Guarantors shall continue to guarantee the Loan Document Obligations after the Waiver Termination Date.

(h) The amendments and waivers set forth in Sections 2, 3, 4, 5 and 6 of this Amendment will automatically expire and be of no force or effect, with the same effect as if such amendments had never been made or such waivers had never been granted, and without the necessity of any action by the Administrative Agent or any Lender, if the IPO shall not have been consummated within 15 Business Days following the Third Amendment Effective Date.

SECTION 5. Amendment to the Guarantee Agreement. Effective as of the Third Amendment Effective Date, the Guarantee Agreement is hereby amended as follows:

(a) the first sentence of Section 19 of the Guarantee Agreement is amended to read in its entirety as follows:

“Pursuant to Section 4(e) of the Third Amendment and Waiver, certain newly created holding companies are required to enter into this Agreement as a Guarantor on or prior to the time set forth in Section 4(e) of the Third Amendment and Waiver.”

(b) the second sentence of recital C. of Annex 1 to the Guarantee Agreement is amended to read in its entirety as follows:

“Pursuant to Section 4(e) of the Third Amendment and Waiver, certain newly created holding companies are required to enter into this Agreement as a Guarantor on or prior to the time set forth in Section 4(e) of the Third Amendment and Waiver.”

SECTION 6. Amendment to the Indemnity, Subrogation and Contribution Agreement. Effective as of the Third Amendment Effective Date, the Indemnity, Subrogation and Contribution Agreement is hereby amended as follows:

(a) the first sentence of Section 12 of the Indemnity, Subrogation and Contribution Agreement is amended to read in its entirety as follows:

“Pursuant to Section 4(e) of the Third Amendment and Waiver, certain newly created holding companies are required to enter into this Agreement on or prior to the time set forth in Section 4(e) of the Third Amendment and Waiver.”

(b) the second sentence of recital C. of Annex 1 to the Indemnity, Subrogation and Contribution Agreement is amended to read in its entirety as follows:

“Pursuant to Section 4(e) of the Third Amendment and Waiver, certain newly created holding companies are required to enter into this Agreement as a Guarantor on or prior to the time set forth in Section 4(e) of the Third Amendment and Waiver.”

SECTION 7. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that after giving effect hereto:

(a) this Amendment has been duly authorized, executed and delivered by it, and each of this Amendment and the Credit Agreement as amended hereby constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

(b) no Default or Event of Default has occurred and is continuing; and

(c) all representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date, and except to the extent such representations and warranties have been waived by the Lenders in accordance with Section 4 hereof).

SECTION 8. Effectiveness. This Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) on which:

(a) the Administrative Agent shall have received counterparts hereof duly executed and delivered by the Borrower and each of the Lenders;

(b) the Administrative Agent shall have received such favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Third Amendment Effective Date) of Simpson Thacher & Bartlett LLP, counsel for the Extended Loan Parties, as it shall reasonably request relating to this Amendment, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Extended Loan Parties and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent. The Extended Loan Parties hereby request such counsel to deliver such opinions.

(c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Extended Loan Party, the authorization of this Amendment, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, and the transactions contemplated hereby and any other legal matters relating to the Extended Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent (or its counsel) shall have received from each New Guarantor a counterpart of the Supplement to the Guarantee Agreement signed on behalf of such New Guarantor; and

(e) the Administrative Agent (or its counsel) shall have received from each New Guarantor a counterpart of the Supplement to the Indemnity, Subrogation and Contribution Agreement signed on behalf of such New Guarantor.

SECTION 9. No Other Amendments; Confirmation.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Extended Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Loan Documents specifically referred to herein. This Amendment shall constitute a Loan Document.

(b) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement in any other Loan Document, shall be deemed a reference to the Credit Agreement (as amended hereby).

SECTION 10. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 11. Governing Law; Counterparts.

(a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission or other electronic imaging means of the relevant signature pages hereof.

SECTION 12. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment and Waiver to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BLACKSTONE GROUP HOLDINGS L.P.,
by		Blackstone Group Holdings L.L.C. its General Partner,

/s/ Stephen A. Schwarzman
	Name:	Stephen A. Schwarzman
	Title:	Chairman and Chief Executive Officer

JPMORGAN CHASE BANK, N.A. as Administrative Agent and a Lender,

by		/s/ Riva L. Brandt
Name:		Riva L. Brandt
Title:		Executive Director

To approve this Amendment: NAME OF INSTITUTION: CREDIT SUISSE, CAYMAN ISLANDS BRANCH

by		/s/ Alain Daoust
Name:		Alain Daoust
Title:		Director

by		/s/ Denise L. Alvarez
Name:		Denise L. Alvarez
Title:		Associate

Name of Institution: Bank of America, N.A.

by		/s/ David H. Strickert
Name:		David H. Strickert
Title:		Senior Vice President

Name of Institution: Citicorp North America Inc.

by		/s/ Alex Duka
Name:		Alex Duka
Title:		Managing Director

Name of Institution: Deutsche Bank Trust Company Americas

by	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Director

by	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

Name of Institution: Greenwich Capital Markets, Inc., as agent for the Royal Bank of Scotland plc

by	/s/ Fergus Smail
Name:	Fergus Smail
Title:	Vice President

Name of Institution: UBS Loan Finance LLC

by	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director, Banking Products Services, US

by	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director, Banking Products Services, US

EXHIBIT A

SCHEDULE 2.01

Lender	Commitment
JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank)	$288,000,000
Credit Suisse	$202,500,000
Bank of America, N.A.	$202,500,000
Citicorp North America Inc.	$202,500,000
Deutsche Bank Trust Company Americas	$202,500,000
The Royal Bank of Scotland PLC	$126,000,000
UBS Loan Finance LLC	$126,000,000

$1,350,000,000

EXHIBIT B

Released Entities

Blackstone Alternative Asset Management L.P.

Blackstone Management Partners L.L.C.

Blackstone Management Partners III L.L.C.

Blackstone Management Partners IV L.L.C.

Blackstone Communications Advisors I L.L.C.

BRE Advisors II L.L.C.

BRE Advisors IV L.L.C.

BRE Advisors International L.L.C.

BMEZ Advisors L.L.C.

BCLO Advisors L.L.C.

Blackstone H.F. Associates L.L.C.

Blackstone H.F. Advisors L.P.

BMEZ Advisors II L.L.C.

BRE Advisors International II L.L.C.

Blackstone Management Partners V L.L.C

BRE Advisors V L.L.C.

Blackstone DD Advisors L.L.C.

Blackstone DD Associates L.L.C.